ICON FUNDS

                    AMENDMENT NO. 3 TO MASTER TRUST AGREEMENT


     AMENDMENT No. 3 to the Master Trust Agreement of ICON Funds, dated September 19, 1996, made at Englewood, Colorado as of this February 9, 1999 by the Trustees hereunder.

                                   WITNESSETH

     WHEREAS, Section 7.3 of the ICON Master Trust Agreement dated September 19, 1996 (the "Agreement"), of ICON Funds (the "Trust") provides that the Agreement may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, by an instrument in writing, signed by an officer of the Trust pursuant to a vote of a majority of the Trustees of the Trust;

     NOW, THEREFORE,

     The undersigned Trustees, pursuant to the authorization described above, hereby amend the Agreement, as heretofore in effect, as follows:

     All references to 1793 Kingswood Drive, Suite 200, Southlake, Texas 76092 shall be deleted and the following shall be inserted in lieu thereof:

     "12835 East Arapahoe Road, Tower II, Penthouse, Englewood, CO 80112"


     WITNESS WHEREOF, our hands and seals this 9th day of February 1999.


                                       /s/ Glen F. Bergert
                                       --------------------------------
                                       Glen F. Bergert, Trustee

                                       /s/ Craig T. Callahan
                                       --------------------------------
                                       Craig T. Callahan, Trustee

                                       /s/ James W. Hire
                                       --------------------------------
                                       James W. Hire, Trustee

                                       /s/ R. Michael Sentel
                                       --------------------------------
                                       R. Michael Sentel, Trustee

STATE OF COLORADO                  )
                                   )    ss:
COUNTY OF ARAPAHOE                 )

     Before me, a Notary Public in and for said county and state, personally appeared the above named , who acknowledged that he did sign the foregoing instrument in the capacity indicated and that the same is his free act and deed on this 9th day of February, 1999.

                                        /s/
                                        -------------------------------
                                        Notary Public

My Commission Expires:  9-30-2002